UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 31, 2019

RESONANT INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36467	45-4320930
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

175 Cremona Drive, Suite 200
Goleta, California 93117	93117
(Address of Principal Executive Offices)	(Zip Code)

(805) 308-9803

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	RESN	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01                                           Entry into a Material Definitive Agreement.

On July 31, 2019, Resonant Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with Murata Electronics North America, Inc. (“Murata”), an affiliate of Murata Manufacturing Co., Ltd., which agreement was subsequently joined by 10 additional institutional and individual accredited investors (collective with Murata, the “Investors”), which Purchase Agreement provides for the sale by the Company of an aggregate of 3,960,560 shares of common stock of the Company, par value $0.001 per share (each, a “Share” and collectively, the “Shares”) at a price of $2.53 per Share, for gross proceeds of approximately $10.0 million (the “Offering”).

The initial closing of the Offering, for approximately $3.0 million, is scheduled to occur on or around August 12, 2019, subject to satisfaction of customary closing conditions.  The closing of Murata’s investment for $7.0 million is subject to the execution of a definitive multi-year commercial agreement that provides Murata with rights to multiple designs utilizing the Company’s technology, the material terms of which have been negotiated and agreed to in principle by the parties, as well as applicable governmental approval.

Pursuant to the Purchase Agreement, the Company has agreed to indemnify the Investors for liabilities arising out of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company or its subsidiary in the Purchase Agreement or related documents or (ii) any action instituted against an Investor with respect to the Offering, subject to certain exceptions. The Purchase Agreement also contains customary representations and warranties and covenants of the Company.

In addition, on July 31, 2019, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with Murata, which agreement was subsequently joined by the other Investors, pursuant to which the Company has agreed to register for resale by the Investors the Shares purchased by the Investors pursuant to the Purchase Agreement. The Company has committed to file a registration statement within 45 days following the initial closing of the Offering and to cause the registration statement to become effective within 150 days following the initial closing.  For each subsequent closing, the Company has committed to file a registration statement within 30 days following the applicable closing and to cause the registration statement to become effective within 90 days following such closing.  The Registration Rights Agreement provides for liquidated damages upon the occurrence of certain events, including the Company’s failure to file the registration statement or cause it to become effective by the deadlines set forth above. The amount of liquidated damages payable to an Investor would be 1.0% of the aggregate amount invested by such affected Investor, and an additional 1.0% of the aggregate amount invested by such affected Investor for each 30-day period during which the default continues.

The foregoing summaries of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the agreements, which are attached as Exhibits 10.1 and 10.2 hereto and are incorporated herein.

A press release announcing the Offering was issued by us on August 6, 2019, a copy of which is attached hereto as Exhibit 99.1.

The securities offered in the Offering have not been registered under the Securities Act of 1933 or applicable securities laws of any state or jurisdiction. Accordingly, the securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable securities laws of any state or jurisdiction. The information is this Current Report on Form 8-K and Exhibit 99.1 does not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Item 2.02                                           Results of Operations and Financial Condition.

On August 6, 2019, Resonant Inc. announced its financial results for the quarter ended July 31, 2019.  A copy of the press release is being furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Current Report on Form 8-K and Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 5, 2019, our board of directors increased the size of the board from seven to eight directors, and appointed Rubén Caballero as a director to fill the vacancy created upon the expansion in the size of the board.  Mr. Caballero has not been appointed to any committees of the board.

Mr. Caballero was most recently Vice President of Engineering at Apple Inc., where he was one of the founding leaders of the iPhone hardware team and later expanded his role to include iPad, Apple Watch, Macintosh and all other hardware products.  He also became the product leader for the last generations of Apple TV and Airport devices leading multiple engineering organizations. He also founded, built and scaled a world class Wireless Design and Technology team of over 1,000 engineers for all the products/ecosystems at Apple (iPhone, iPad, Macs, AirPods, HomePod and accessories).

Prior to Apple, Mr. Caballero worked in two startups in Silicon Valley. From 2004 to 2005, he was Director of System Engineering at Radial Labs Inc., a consumer electronics company where he worked on the design of innovative products and core technology for wireless networked audio components and devices. From 2001 to 2004, he was Director of System Engineering & Products at Tropian Inc., where he oversaw the team performing R&D, prototyping, integration and testing of Wireless Systems and handsets including all wireless technologies.

Mr. Caballero started his career in the Canadian Air Force (Captain), where his officer’s career culminated in being responsible for the design engineering of the Flight Instrumentation & Telecommunication System of experimental F18 aircrafts.  Nominated by CNET en Español “One of the 20 most influential Latinos in tech, 2018”, Mr. Caballero also received an Honorary Doctorate from the University of Montréal in 2019. He also holds a Master’s Degree in Electrical Engineering from New Mexico State University and a Bachelor’s Degree in Electrical Engineering from the École Polytechnique de Montréal.

In accordance with our outside director compensation policy, for Mr. Caballero’s service on the board, he will be entitled to receive the following compensation:

•                  Annual Retainer - an annual retainer of $50,000 in cash, payable quarterly;

•                  Initial Equity Award - 24,000 restricted stock units, which award will vest as to one-half of the shares on each of the first and second anniversaries of the commencement of his service as a non-employee director, subject to continued service as a director through the applicable vesting date; and

•                  Annual Equity Award — on the date of each annual meeting of our stockholders, so long as Mr. Caballero has served as a director at least six months prior to the date of such annual meeting and will continue to serve as a director after the meeting, Mr. Caballero will be granted restricted stock units with a grant date fair market value equal to $75,000, which award will vest as to (i) one-half of the shares on the earlier of the day prior to the first annual meeting of stockholders following the grant and one year from grant, and (ii) one-half of the shares on the earlier of the day prior to the second annual meeting of stockholders following the grant and two years from grant, in each case; subject to continued service as a director through the applicable vesting date.

In addition to his service on the Board, Mr. Caballero has been engaged by us as a technical advisor pursuant to a Technical Advisor Agreement, dated as of August 5, 2019.  In consideration for his advisory services, we have agreed to pay Mr. Caballero $50,000 per year, payable in cash in monthly installments, and $100,000 in restricted stock units upon his appointment (vesting on January 1, 2020) and $100,000 in restricted stock units in January of each year thereafter that Mr. Caballero is providing technical advisory services to Resonant (which will vest on December 31 of the year of grant).

Prior to his appointment as a member of our board of directors, Mr. Caballero did not have any material relationship with us and no such relationship is currently proposed.  Mr. Caballero does not have any family relationships with any of our other directors or executive officers.  There are no understandings or arrangements between Mr. Caballero and any other person pursuant to which Mr. Caballero was selected as a director.

A press release announcing Mr. Caballero’s appointment to the board was issued by us on August 6, 2019, a copy of which is attached hereto as Exhibit 99.3.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description

10.1	Securities Purchase Agreement, dated July 31, 2019, between the Registrant and the investors party thereto.

10.2	Registration Rights Agreement, dated July 31, 2019, between the Registrant and the investors party thereto.

99.1	Press Release, dated August 6, 2019.

99.2	Press Release, dated August 6, 2019.

99.3	Press Release, dated August 6, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2019	Resonant Inc.

	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer